Exhibit 10.23

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
REGISTERED UNDER THE SECURITIES ACT OF 1933.

AIR T, INC.
STOCK APPRECIATION RIGHT AGREEMENT
(2005 EQUITY INCENTIVE PLAN)

THIS AGREEMENT, made effective as of the _____ day of ________, 20__ (the “Grant Date”), by and between Air T, Inc. (the “Company”), and ___________________ (the “Holder”).

WHEREAS, the Company has adopted the Air T, Inc. 2005 Equity Incentive Plan (the “Plan”) in order to provide additional incentives to certain employees and directors and consultants of the Company and its Subsidiaries; and

WHEREAS, Section 5.1 of the Plan provides for the award of Stock Appreciation Rights to Employees of the Company and its Subsidiaries; and

WHEREAS, the Holder has been awarded Stock Appreciation Rights under the Plan to be evidenced by this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.
Grant of Stock Appreciation Right. Pursuant to Section 5.1 of the Plan, the Company hereby grants to the Holder a Stock Appreciation Right that entitles the Holder to receive, in Common Stock or, to the extent that a cash payment would be in compliance with Section 409A of the Code, cash, value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of __________ shares of Common Stock on the date of exercise; over (ii) the exercise price of $ __.__ per share. The value per share of Common Stock to be delivered to the Holder upon exercise of the Stock Appreciation Right shall be the Fair Market Value of a share of Common Stock on the date of exercise or the next preceding date if such date is not a trading date.

2.	Duration of Stock Appreciation Right. Subject to the terms of the Plan, the Stock Appreciation Right shall remain exercisable for [select one]:

ten years after the Grant Date;

other (specify; may be no later than ten years after the Grant Date):
________________________________________________________________________
________________________________________________________________________

3.	Vesting and Exercisability of Stock Appreciation Right. Subject to the terms of the Plan, the Stock Appreciation Right shall vest and be exercisable [select one]

with respect to

(i)	one-third (1/3) of the shares of Common Stock covered by the Stock Appreciation Right beginning on the first anniversary of the Grant Date,

(ii)	an additional one-third (1/3) of the shares of Common Stock covered by the Stock Appreciation Right beginning on the second anniversary of the date of the Grant Date, and

(iii)	the remaining one-third (1/3) of the shares of Common Stock covered by the Stock Appreciation Right beginning on the third anniversary of the Grant Date.

other (specify):
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

4.	Acceleration of Vesting upon Change of Control. (select one)

In the event of a Change of Control, the Stock Appreciation Right shall become fully exercisable and vested to the full extent of the original grant.

A Change of Control shall not affect the exercisability or vesting of the Stock Appreciation Right.

5.
Termination of Service. In the event of the termination of the Holder’s Service, the Stock Appreciation Right shall terminate in full (whether or not previously exercisable) prior to the expiration of its term [select one]:

on the date thirty (30) days after the date of the termination of the Holder’s Service, unless the Holder’s Service is terminated due to the Holder’s:

(i)
death, in which case the Holder’s legatee(s) under the Holder’s last will or the Holder's personal representative or representatives may exercise all or part of the previously unexercised portion of the Stock Appreciation Right at any time within one year, but not beyond the expiration of its term, after the Holder's death to the extent the Holder could have exercised the Stock Appreciation Right immediately prior to the Holder’s death;

(ii)
Disability, in which case the Holder or the Holder’s personal representative may exercise the previously unexercised portion of the Stock Appreciation Right at any time within one year, but not beyond the expiration of its term, after the termination of the Holder’s Service to the extent the Holder could have exercised the Stock Appreciation Right prior to such termination; or

(iii)
Retirement, in which case the Holder may exercise the previously unexercised portion of the Stock Appreciation Right at any time within one year, but not beyond the expiration of its term, after the Holder's Retirement to the extent the Holder could have exercised the Stock Appreciation Right immediately prior to Retirement.

other (specify):
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

6.
Exercise of Stock Appreciation Right. The Holder may exercise all or a portion of the Stock Appreciation Right by giving written notice to the Company of exercise, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. Such notice is to be delivered to the Secretary of the Company and is effective as of the date of receipt by the Secretary of the Company.

7.
Purchase of Stock Appreciation Right. The Company, upon approval by the Committee, may elect to purchase the Stock Appreciation Right by paying the Holder an amount, in cash or Common Stock, equal to the product of (i) the excess of the Fair Market Value per share of the Common Stock subject to the Stock Appreciation Right over the exercise price per share, and (ii) the number of shares of Common Stock subject to the Stock Appreciation Right.

8.	Non-Transferability of Stock Appreciation Right. The Stock Appreciation Right shall not be transferable by the Holder except to the extent permitted under the Plan.

9.
No Rights as a Stockholder. The Holder shall not have any rights or privileges of a stockholder with respect to any shares of Common Stock by virtue of the Stock Appreciation Right until the date of issuance by the Company of a certificate for such shares pursuant to the exercise of the Stock Appreciation Right.

10.
Holder Bound by the Plan. The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

11.	Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

12.
Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

13.
Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, except to the extent governed by federal law. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in Catawba County, State of North Carolina, for the adjudication of any dispute hereunder.

14.
Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Holder’s legal representatives. All obligations imposed upon the Holder and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors, administrators and successors.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Holder effective as of the date and year first written above.

AIR T, INC.

By: __________________________________
Title:_________________________________

__________________________________
[Holder]